EXHIBIT 32.1

WRITTEN STATEMENT

PURSUANT TO
18 U.S.C. SECTION 1350

      Each of the undersigned, STEVEN F. UDVAR-HAZY, the CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, and ALAN H. LUND, the VICE CHAIRMAN-FINANCE, CHIEF FINANCIAL OFFICER AND CHIEF ACCOUNTING OFFICER of INTERNATIONAL LEASE FINANCE CORPORATION (the “Company”), pursuant to 18 U.S.C. § 1350, hereby certifies that to the best of their knowledge:

(i) the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEVEN F. UDVAR-HAZY

Steven F. Udvar-Hazy

Dated: August 15, 2005

/s/ ALAN H. LUND

Alan H. Lund

Dated: August 15, 2005

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